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                                                                   Exhibit 10.51

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 246-2 UNDER THE SECURITIES EXCHANGE ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH AN "*".

                               SERVICES AGREEMENT

     THIS SERVICES AGREEMENT (the "Agreement") made this 17 day of March, 2000, between Plug Power Inc., a Delaware corporation, having its principal place of business at 968 Albany-Shaker Road, Latham, New York 12110 (hereinafter "Plug Power") and General Electric Company, a New York corporation, having offices at 1 River Road, Schenectady, New York 12345 (hereinafter "GE").

                                  WITNESSETH:

     WHEREAS, Plug Power desires to have GE perform, and GE desires to perform, certain technical services and support as is more fully defined in the Statement of Work attached hereto as Exhibit 3.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to this Agreement.

1.   Definitions.
     -----------

(a) "Agreement" shall mean this agreement, and any subsequent agreement amendment executed in accordance with the Change Order Protocol attached hereto as Exhibit 1.

(b)  "Change Order" shall have the meaning ascribed thereto in Exhibit 1.

(c)  "Funding Schedule" shall have the meaning ascribed thereto in Exhibit 2.

(d) "Statement of Work" shall mean the statement of the work to be performed by GE in connection with the Agreement, which statement is attached to this Agreement as Exhibit 3.

2.   Change Orders; Additional Services and/or Funding.
     -------------------------------------------------

(a) The Statement of Work and/or Funding Schedule may be modified or altered prior to completion only with a Change Order executed in accordance with the Change Order Protocol attached hereto as Exhibit 1.

(b) In addition to any such additional services and/or funding effected by any such Change Order, GE shall, if and to the extent requested by Plug Power and upon mutual agreement by the parties, provide training and technical support services in respect of any deliverables produced by GE for, or delivered by GE to, Plug Power pursuant to this Agreement.

(c) The standard terms and conditions attached hereto as Exhibit 4 shall apply to any

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     services performed by GE pursuant to this Agreement.

3.   Confidential Information.
     ------------------------

(a) As used herein, the term "Confidential Information" of a party shall mean any information or intellectual property of a party, whether presented in writing or in any other tangible medium or presented verbally, that is of a secret, confidential or non-public nature including, but not limited to (i) matters of a technical nature (including inventions, data, concepts, devices, software and documentation, secret processes or machines, know-how and related improvements thereon), (ii) matters of a business nature (such as information about contracts, profits, product pricing, promotional methods, markets, sales, product availability, customers, suppliers), (iii) plans for further development, and (iv) other information or intellectual property proprietary to the party and not generally available to the public. All Confidential Information shall be clearly marked by the disclosing party as "Confidential" or "Proprietary".

(b) Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information other than as required to carry out its duties and exercise its rights under this Agreement, and shall not disclose such Confidential Information to any third party. Notwithstanding the previous sentence, a party may disclose Confidential Information of the other party to its employees, agents and subcontractors who require such information in order for such party to carry out its duties and exercise its rights under this Agreement; provided that such employee, agent or
                             --------
subcontractor has first entered into a confidentiality agreement containing substantially the same obligations and restrictions as this Section 3. Without limiting the foregoing, each of the parties shall use reasonable care to prevent the disclosure or misuse of Confidential Information disclosed to it by the other party under this Agreement.

(c) Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

          (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiver;

          (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at time of disclosure;

          (iii) was independently developed by the receiver without any use of the Confidential Information of the other party and by employees, agents and subcontractors of the receiver who have not had access to the Confidential Information of the other party; or

          (iv) is disclosed pursuant to the order or requirement of a court, administrative agency or other governmental body, provided
                                                                   --------
                 that the receiver shall have

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                 provided prompt notice thereof to the discloser to enable the discloser to seek a protective order or otherwise prevent disclosure.

(d) Plug Power's Confidential Information is and shall remain the property of Plug Power, and shall only be used by GE for the limited purpose of rendering services directly related to the Work. GE acknowledges that, by the disclosure of its Confidential Information, Plug Power has not granted to it any express or implied right to Plug Power's patents, copyrights, trademarks, trade secrets or other Confidential Information for any other purpose whatsoever.

(e) Within 10 days after the acceptance date with respect to, or the effective date of cancellation of, any Agreement, GE shall return to Plug Power all of Plug Power's Confidential Information then in tangible form and then held by it or under its control and any part or portion thereof, including all copies or other reproductions thereof.

4.        Intellectual Property Rights.
          ----------------------------

(a)       Definitions
          -----------

          1. "Technical Information" means all technical information, know-how, manufacturing techniques, engineering and other data, drawings, material and process specifications, and other information, whether patented or unpatented, whether in written, oral or other form, relating to fuel cells.

          2. "Patents" means all patents (including patents of importation, patents of confirmation, patents of improvement, patents and certificates of addition and utility model patents, as well as divisions, reissues, continuations, continuations-in-part, reexamination certificates, renewals and extensions of any of the foregoing) and applications therefor and patents which may issue on such applications, covering inventions with respect to which the first application for patent anywhere was filed prior to the date of expiration or any prior termination of this Agreement.

          3.  "Technology" means Technical Information and Patents.

          4. "Background" means, with respect to Patents, Technical Information and Technology, that which a party has acquired or acquires outside of this Agreement.

          5. "Foreground" means, with respect to Patents, Technical Information and Technology, that which is created pursuant to this Agreement.

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(b)       Ownership and Use Rights in Technology
          --------------------------------------

          1. Each party shall retain ownership of its Background Technology, and neither party shall obtain, either directly, by implication, estoppel or otherwise, rights under any Background Technology of the other party except as explicitly set forth herein.

          2. In the event an invention is conceived solely by employees of GE in the course of performance of tasks under this Agreement, such inventions and any resulting Foreground Technology shall be owned by GE. GE shall have the sole right to apply for such Foreground Patents resulting from any such inventions, which shall be at GE's sole expense and option.

          3. Inventions conceived jointly by employees of both parties in the course of performance of tasks under this Agreement and any resulting Foreground Technology arising from such joint inventions shall be the joint property of GE and Plug Power and, except as limited by this Agreement, each shall be free to utilize the same and to license third parties of its own choosing thereunder without consultation with the other party, and without an accounting or sharing of licensing income thereby received, if any. The parties agree to select mutually acceptable patent attorneys to file and prosecute patent applications based on such joint patentable inventions and to share equally the cost of such services and expenses reasonably incurred by such attorneys, including the payment of patent maintenance fees, and without further compensation, to give such attorneys all reasonable assistance, to cause all necessary papers to be executed and do all things that may reasonably be required to obtain and maintain patents on such joint inventions. Each party shall be kept fully advised of the status of the prosecution of each such patent application and shall be consulted in advance with respect to the advisability of continuing said prosecution in the event of any final rejection, appeal, interference, or the like, and each party may, at any time by ten (10) days' notice to the other party, elect not to continue to pay its share of such services and expenses incurred after the date of said election with respect to any such patent or patent application; provided, however, that the party making such an election shall, at the time of so notifying the other party, immediately assign to the other party all rights to the patent or patent application with respect to which the election is being made. Neither party hereto shall be obligated to make any payments for or on account of proceedings before any court or any other tribunal or agency in connection with the maintenance or assertion of any patent based on joint inventions.

          4. In the event an invention is conceived solely by employees of Plug Power in the course of performance of tasks under this Agreement, any resulting Foreground Technology shall be owned by Plug Power. Plug Power shall

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              have the sole right to apply for Foreground Patents resulting from any such inventions, which shall be at Plug Power's sole expense and option.

          5. GE agrees to grant and hereby grants to Plug Power a royalty-free, irrevocable, world-wide license to make, have made, use, sell, offer for sale or otherwise dispose of fuel cells under the Foreground Technology described in Paragraphs 4(b)2 and 4(b)3.
              The foregoing grant consists of a right and license to use such Foreground Technical Information and a license under such Foreground Patents which cover the Technical Information.

                    (i) In the case of fuel cell systems (i.e., fuel cell stacks, fuel reformers, power electronic systems and balance of plant (e.g., auxiliaries such as blowers, fans, pipes)) employing proton exchange membrane
                          (PEM) technology (includes membranes that transport protons, including polymer electrolyte membranes and acid doped polymer membranes), and subject to Paragraph 4(b)7, the license rights shall be exclusive.

                    (ii) In the case of fuel cells other than those employing PEM technology, the license rights shall be non-exclusive.

          6. Prior to the parties mutually agreeing to start work in any specific area (the "Project"), GE agrees to notify Plug Power of any GE Background Technology administered by the GE Power Systems business ("GEPS") or GE Corporate Research and Development ("GE-CRD") where it appears to GE that the use or practice of the anticipated Project deliverables by Plug Power is likely to infringe such GE Background Technology, and such infringement cannot be reasonably avoided in the field of fuel cell systems employing PEM technology. Prior to the start of any Project, GE will either:

                    (i) offer Plug Power a non-exclusive license to use such GE Background Technology as is necessary for Plug Power to practice the Foreground Technology in the field of fuel cell systems employing PEM technology, such license to be under terms, including compensation (if any), to be negotiated in good faith; or

                    (ii) negotiate with Plug Power to change the direction of the Project so as to avoid infringement.

                    If GE fails to notify Plug Power of any relevant blocking GE Background Technology administered by GEPS or GE-CRD, as stated herein, then GE waives any future right to assert such GEPS or GE-CRD administered Background Technology against Plug Power in the field of fuel cell systems employing PEM technology.

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          7.  The license grant set forth in Paragraph 4(b)5(i) hereof shall immediately become non-exclusive upon notice from GE:

                    (i) in the event that Plug Power enters into a product distribution and/or service relationship with the following GE Power Systems' competitors: * provided, however, that nothing herein shall prevent Plug Power from using such competitors as product suppliers or product manufacturers; or

                    (ii) in the event Plug Power becomes a subject of any voluntary or involuntary bankruptcy, settlement, receivership, reorganization or other insolvency proceedings, unless such proceedings are terminated within six months from their original opening.

          8. In the event that Plug Power desires to sell that portion of its business to which the license grants of Paragraph 4(b)5 relate or to sell a portfolio of assets that includes the license grants of Paragraph 4(b)5, Plug Power will provide GE with an exclusive 30-day negotiating period to purchase same and, after such 30-day period, Plug Power may not enter into such a transaction with any other party upon terms less favorable than those previously offered by GE.

(c)       Miscellaneous
          -------------

          1.  Nothing in this Agreement shall be construed as:

                    (i) a warranty or representation by GE as to the validity or scope of any GE Background or Foreground Patent; or

                    (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

                    (iii) a requirement that GE shall file any patent
                          application, secure any patent or maintain any patent in force; or

                    (iv) an obligation to bring or prosecute actions or suits against third parties for infringement.

          2. GE makes no representations, extends no warranties of any kind, either express or implied, and assumes no responsibilities whatever with respect to the adequacy, accuracy, or utility of any Technical Information provided to Plug Power under this Agreement; and GE assumes no responsibilities whatever with respect to use by Plug Power or any third party of any Technical Information provided to Plug Power under this Agreement, or with respect to any use, sale or other disposition by Plug Power of any products incorporating or made by use of any (i) inventions licensed under this

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              Agreement, or (ii) Technical Information, if any, obtained by Plug
              Power under this Agreement

          3. Plug Power agrees to indemnify, hold harmless and save from liability GE, including its officers, employees and agents from and against all claims, demands and actions arising out of or related to the commercial use by Plug Power of Technology licensed to Plug Power under Paragraphs 4(b)5 and 4(b)6 of this Agreement.

5.  Payment and Reporting Terms
    ---------------------------

    (a) The cost reimbursement for services to be rendered by GE shall not exceed $2,801,079 during the first six month period ending on June 31, 2000. Additional funding for the remainder of calendar year 2000 will be authorized on a quarterly basis prior to the beginning of third quarter by amendment to this Agreement in accordance with the Funding Schedule. In no event will the total funding for calendar year 2000 exceed $4,072,375 unless otherwise agreed to by the parties pursuant to the Change Order Protocol.

    (b) GE shall provide monthly reports to Plug Power of expenditures incurred under this Agreement. The monthly reports shall be provided within five working days following GE's monthly closing. Such monthly reports shall be broken down in accordance with the work task categories as set forth in the Statement of Work and shall include actual labor hour rates for each listed category (direct salary plus 45% for GE Power Systems, actual internal GE transfer rates for other GE divisions), plus actual expenditures without any markups for materials, supplies, travel, or other direct costs.

    (c) Invoices for actual expenditures incurred and paid shall be submitted to the Plug Power not more often than on a monthly basis. Payments shall be made within 30 days after receipt of invoice.

6.  Term and Termination.
    --------------------

    (a) This Agreement shall be effective as of the day and year first written above and shall continue in full force and effect until March 31, 2001, unless otherwise extended by mutual written agreement of the parties.

    (b) The provisions of Sections 3 and 4 of this Agreement shall survive any expiration or termination thereof.

    (b) Plug Power shall have the right to terminate this Agreement upon 15 days prior written notice to GE.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

PLUG POWER INC.                       GENERAL ELECTRIC COMPANY

By:__________________________         By:_______________________

Title:_______________________         Title:_ Manager, New Products & Processes
                                              General Electric Company

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                                    Exhibit 1
                                    ---------

                              Change Order Protocol
                              ---------------------

1. Plug Power may, upon mutual agreement of the parties, alter the description of the Work and Deliverables required by any Agreement on notice to GE (any such notice, a "Change Order").

2. Upon receipt of a Change Order request, Plug Power shall prepare and submit the following to GE: revised Statement of Work, delivery schedule, and where appropriate, payment schedule. GE shall prepare and submit to Plug Power an estimate of the increased or decreased costs, and delays or time savings associated with the Change Order.

3. If Plug Power then wishes GE to proceed with the Change Order, Plug Power shall prepare a revised Statement of Work and delivery schedule and any such payment schedule for execution by the parties. The revised Statement of Work shall become effective upon execution by the parties.

4. Plug Power and GE shall exercise its best efforts to minimize increased costs and delays, if any, associated with a Change Order.

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                                    Exhibit 2
                                    ---------

                                Funding Schedule
                                ----------------

Work for calendar year 2000 in accordance with this Agreement will be authorized on a quarterly basis prior to the beginning of each quarter. This Funding Schedule specifies the funding planned to be authorized for each quarter and the date by which funding will be authorized by Change Order Protocol .

Quarter          Funding to be authorized         Target date for authorization
-------------------------------------------------------------------------------

1 (Jan-Mar)            $1,447,119                        N/A
2 (Apr-Jun)            $1,353,960                        March 17, 2000
3 (Jul-Sep)            $  776,460                        June 16, 2000
4 (Oct-Dec)            $  494,835                        September 15, 1999

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                                    Exhibit 3
                                    ---------

                                Statement of Work
                                -----------------

                                    Attached

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                                    Exhibit 4
                                    ---------

                          Standard Terms and Conditions
                          -----------------------------

                                    Attached

                                     Page 12